Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT




   Board of Directors and
     Shareholders
   FCB Financial Corp.


   We consent to the incorporation by reference in this Registration Statement of FCB Financial Corp. on Form S-8 (relating to OSB Financial Corp. 1992 Stock Option and Incentive Plan) of our report dated April 17, 1996, included and incorporated by reference in the Annual Report on Form 10-K of FCB Financial Corp. for the year ended March 31, 1996.


                                      /s/ Wipfli Ullrich Bertelson LLP
                                      Wipfli Ullrich Bertelson LLP


   May 9, 1997
   Green Bay, Wisconsin